Exhibit 10.11

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE is made as of the 1st day of January, 2011, by and between ATMA INVESTMENTS, LLC, a Kentucky limited liability company (“Landlord”), and RAAM GLOBAL ENERGY COMPANY, a Delaware corporation (“Tenant”).

WITNESSETH:

ARTICLE 1. PREMISES

1.1 In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, that certain space located in the basement, 1st floor, and 2nd floor of the Building, shown on the floor plan attached hereto as Exhibit “A”, and designated as (“Premises”). The total agreed square footage of the Premises is rentable square feet which includes Tenant’s proportionate share of the common areas and core space of the Building which is approximately 7,735 square feet. The term “Building” shall mean the office building located at 1537 Bull Lea Road, Lexington, Kentucky 40511 which, along with the parking lot shall be referred to as the “Project”. Landlord expressly reserves the right to change the name of the Building or the Project without notice to Tenant.

ARTICLE 2. TERM

2.1 The term of this Lease (the “Term”) shall commence on January 1, 2011 (the “Commencement Date”) and shall terminate at 12:00 o’clock midnight, December 31, 2015 (the “Termination Date”).

2.2 If delivery of possession of the Premises shall be delayed beyond the Commencement Date, Landlord shall not be liable to Tenant for any breach resulting from such delay; and Tenant’s obligation to pay Rent, as hereinafter defined (unless such delay is due to Tenant), shall be suspended and abated until possession of the Premises is delivered to Tenant. In the event of such a delay, it is understood and agreed that the Commencement Date shall be postponed until delivery of possession and that the Termination date shall be correspondingly extended. After delivery of possession, Landlord and Tenant shall execute a Confirmation of Lease in accordance with the form attached hereto as Exhibit “B”.

2.3 If the rule against perpetuities would invalidate this Lease or any portion hereof, or would limit the time during which this Lease shall be effective, due to the potential failure of an interest in property created herein to vest within a particular time, then notwithstanding anything to the contrary herein, each such interest in property must vest, if at all, before the passing of twenty-one (21) years from the date of this Lease, or this Lease shall become null and void upon the expiration of such twenty-one (21) year period and the parties shall have no further liability hereunder.

ARTICLE 3. RENT

3.1 Tenant hereby covenants and agrees to pay to Landlord as rent for the Premises (all of which is collectively referred to as “Rent”) all of the following:

(a) an annual basic rent (“Basic Rent”) in the sum of One Hundred Seventy Thousand One Hundred Seventy Dollars and 00/100 ($170,170.00), payable in twelve (12) equal monthly installments of Fourteen Thousand One Hundred Eighty and 85/100 Dollars ($14,180.85), in advance on the first day of each month during each calendar year, or portion thereof (with appropriate adjustment for any calendar year which does not fall totally within the Term), during the Term; provided, however, that the installment of Basic Rent payable for the first full calendar month of the Term (and if the Term commences on a day other than the first day of a calendar month, that portion of Basic Rent which is payable for such month) shall be due and payable on the execution of this Lease; and

(b) additional rent (“Additional Rent”) in the amount of any payment referred to as such in any portion of this Lease which accrues while this Lease is in effect (which shall include any and all charges or other amounts which Tenant is obligated to pay Landlord under this Lease, other than Basic Rent).

3.2 Basic Rent shall be adjusted in each calendar year following the initial calendar year of the Term, or portion thereof, as provided in Article 5 hereof.

3.3 Basic Rent and all Additional Rent as provided for under this Lease shall be paid promptly when due, in cash or by check, in lawful money of the United States of America, without notice or demand and without deduction, diminution, abatement, counterclaim or set off of any amount or for any reason whatsoever, payable to Landlord, and delivered to it at its offices at the address as stated in Article 26 or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time. If Tenant shall present to Landlord more than twice during the Term checks or drafts not honored by the institution upon which they are issued, then Landlord may require that future payments of Rent and other sums thereafter payable be made by certified or cashier’s check.

3.4 Other remedies for non-payment of Rent notwithstanding, any installment of Rent which is not paid within ten (10) days after the due date shall be subject, at Landlord’s option each month, to a late charge equal to five percent (5%) of the amount due, which shall be payable as Additional Rent. Any installment of Basic Rent or Additional Rent not paid within thirty (30) days from the date due shall accrue interest at the rate of four percent (4%) higher than the rate announced by First Security Bank, Lexington, Kentucky (or its successor) from time to time as its prime rate (the “Prime Rate”) (but in no event higher than the maximum rate allowed by law) until paid in full, which interest shall be deemed Additional Rent.

3.5 No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

3.6 It is agreed by Landlord and Tenant that no Rent for the use, occupancy or utilization of the Premises shall be, or is, based in whole or in part on the net income or profits derived by any person from the Building, Project or the Premises, and Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use, occupancy or utilization of the Premises which provides for rent or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Premises so leased, used, occupied or utilized. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord’s approval of any sublease, license, concession, or other use, occupancy, or utilization agreement not otherwise approved by Landlord in accordance with the provisions of paragraph 15.1 hereof.

ARTICLE 4. USE OF PREMISES

4.1 Tenant covenants to use the Premises only for office purposes and for no other purpose, subject to and in accordance with all applicable zoning and other governmental regulations. Tenant, at its own expense, shall comply with and promptly carry out all orders, requirements or conditions imposed by the ordinances, laws and regulations of all of the governmental authorities having jurisdiction over the Premises, which are occasioned by or required in the conduct of Tenant’s business within the Premises and to obtain all licenses, permits and the like required to permit Tenant to occupy the Premises.

4.2 Tenant accepts the Premises and the rest of the Project from Landlord in “as is” condition, except to the extent specifically provided elsewhere in this Lease.

4.3 Tenant shall not permit the Premises, or any part thereof, to be used for any disorderly, unlawful or hazardous purpose, nor as a source of annoyance of embarrassment to Landlord or other Tenants, nor for any purpose other than herein before specified, nor for the manufacture of any commodity therein, without the prior written consent of Landlord.

ARTICLE 5. COST OF LIVING ADJUSTMENT

5.1 Effective on the first day of each January, so long as this Lease remains in effect the Basic Rent set forth in Article 3, and the Additional Rent set forth in Articles 6 and 7, shall be increased on an annual basis; and Tenant thereafter covenants to pay Landlord, during each ensuing calendar year, such new adjusted Rent in an amount which, in each instance, shall be the greater of, but in no event less than the Rent payment at the end of the preceding calendar year, the following: (a) one hundred and three percent (103.00%) of the Rent payable at the end of the preceding calendar year; or (b) that amount determined by multiplying the Rent payable at the end of the preceding calendar year, by a multiplier equal to the number one plus one hundred percent (100.00%) of a fraction, the numerator of which shall be the difference in the Consumer Price Index (“CPI”), now known as the “United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, U. S. City Average for all Urban Consumers, Seasonally Adjusted, All items, (1982-84 =100)”, between the month of November of the preceding calendar year and the month of November of the year immediately prior to the preceding calendar year (“Base CPI”), and the denominator of which shall be such Base CPI.

5.2 If the period between the Commencement Date and the next succeeding first day of January is less than one full calendar year, then, for the purpose of establishing the initial increased Rent hereunder, the amount of increase over the initial Rent resulting from the computation set forth in paragraph 5.01 shall be further adjusted by multiplying such increase by a fraction, the numerator of which shall be the number of days from the Commencement Date through the next following December 31st inclusive, and the denominator of which shall be three hundred sixty-five (365). The resulting amount shall be added to the initial Rent set forth in Articles 3, 6 and 7 to establish the Rent for the first full calendar year of the Term.

5.3 The resulting adjusted Rent, whether computed on the basis of paragraph 5.1 or paragraph 5.2, shall be payable in equal monthly installments, each in advance, on the first day of each month of the applicable calendar year.

5.4 In the event the CPI is discontinued, ceases to incorporate a significant number of the items now incorporated therein, or if a substantial change is made in such CPI, the parties hereto shall attempt to agree on an alternative formula and, if agreement cannot be reached, the matter shall be submitted to arbitration under the rules of the American Arbitration Association then in effect.

ARTICLE 6. OPERATING EXPENSES

6.1 Tenant shall pay to Landlord, as Additional Rent, as Tenant’s pro rata share of any and all expenses incurred by Landlord in connection with the operation, maintenance and repair of the Project, including, but not limited to design costs and special construction materials (the “Operating Expenses”) the sum of $4.50 per square foot of Premises, payable in twelve (12) equal monthly installments of Two Thousand Nine Hundred and 64/100 Dollars ($2,900.64), in advance on the first of each month during each calendar year, or a portion thereof (with appropriate adjustment for any calendar year which does not fall totally within the Term), during the Term; provided, however, that the installment of Additional Rent for Operating Expenses payable for the first full calendar month of the Term (and if the Term commences on a day other than the first day of a calendar month, that portion of the Additional Rent for Operating Expenses which is payable for such month) shall be due and payable on the execution of this Lease.

6.2 Additional Rent for Operating Expenses shall be adjusted in each calendar year following the initial calendar year of the Term, or a portion thereof, as provided in Article 5 hereof.

6.3 Nothing contained in this Article 6 shall be construed at any time to reduce the Rent payable hereunder below the amount stipulated in Articles 3 and 5 of this Lease.

ARTICLE 7. REAL ESTATE TAXES

7.1 Tenant shall pay to Landlord, as Additional Rent, as Tenant’s pro rata share of the Real Estate Taxes and Insurance for the Project, the sum of $1.00 per square foot of Premises, payable in twelve (12) equal monthly installments of Six Hundred Forty-Four and 60/100 Dollars ($644.60), in advance on the first day of each month during each calendar year, or a portion thereof (with appropriate adjustment for any calendar year which does not fall totally within the Term), during the Term; provided, however, that the installment of Additional Rent for Real Estate Taxes and Insurance payable for the first full calendar month of the Term (and if the Term commences on a day other than the first day of a calendar month, that portion of the Additional Rent for Real Estate Taxes and Insurance which is payable for such month) shall be due and payable on the execution of this Lease.

7.2 Additional Rent for the Real Estate Taxes and Insurance for the Project shall be adjusted in each calendar year following the initial calendar year of the Term, or a portion thereof, as provided in Article 5 hereof.

7.3 Nothing contained in this Article 7 shall be construed at any time to reduce the Rent payable hereunder below the amount stipulated in Articles 3 and 5 of this Lease.

ARTICLE 8. REPAIRS AND MAINTENANCE

8.1 Subject to the provisions hereinafter contained with regard to damage by fire or other casualty and paragraph 8.2, Landlord agrees to maintain the Premises in good order and repair during the Term unless damage thereto shall have been caused by the act or neglect of Tenant, its agents, employees, contractors or invitees, in which case, the same shall be repaired by and at the expense of Tenant. If Tenant fails to make such repairs promptly, Landlord, at its option, may make such repairs and Tenant shall pay Landlord on demand Landlord’s actual costs in making such repairs plus a fee often percent (10%) to cover Landlord’s overhead. Landlord’s cost of maintenance is subject to the Operating Expense provisions of Article 6. Landlord shall not be liable to Tenant for any damage or inconvenience and Tenant shall not be entitled to any abatement or reduction of Rent by reason or any repairs, alterations or additions made by Landlord under this Lease.

8.2 Tenant shall maintain the non-structural portions of the interior of the Premises in good repair and condition, damages by causes reasonably beyond Tenant’s control and ordinary wear and tear excepted.

ARTICLE 9. LANDLORD’S SERVICES

9.1 Landlord covenants and agrees that it shall furnish without additional charge: (a) heat and air-conditioning to maintain the Premises at a reasonably comfortable temperature between the hours of 8:00 A.M. and 6:00 P.M. Monday through Friday of each week and 8:00 A.M. and 1:00 P.M. on Saturday of each week, except holidays recognized by the U. S. Government; (b) electricity for lighting purposes and operation of ordinary office equipment excluding, computers, supplemental HV AC, and other equipment requiring heavier than normal office use of electricity, as provided for in paragraph 9.2; (c) elevator service; and (d) janitor and cleaning services, as set forth in Exhibit “D” attached hereto, Monday through Friday of each week, except holidays recognized by the U. S. Government. Overtime HV AC may be available by prior arrangement with Landlord, and Tenant shall be billed at Landlord’s standard overtime rate as established from time to time for such usage. Tenant hereby acknowledges and agrees that Landlord shall not be liable in any way for any damage or inconvenience caused by the cessation or interruption of such heating, air-conditioning, electricity, elevator, janitor or cleaning service occasioned by fire, accident, strikes, necessary maintenance, alterations or repairs, or other causes beyond Landlord’s control and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

9.2 Tenant shall pay all utility costs occasioned by electro-data processing machines, telephone equipment, computers and other equipment of high electrical consumption, including without limitation the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or sub-meters, transformers, poles, air-conditioning costs, or the cost of any other equipment necessary to increase or determine the amount or type of electricity or power available to the Premises.

9.3 Landlord reserves the right to erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires in, to and through the Premises as and to the extent that Landlord deems necessary or appropriate for the proper operation and maintenance of the Project (including the servicing of other tenants in the Project) and the right at all times to transmit water, heat, air-conditioning and electric current through such pipes, ducts, conduits, cables, .plumbing, vents and wires.

ARTICLE 10. TENANT’S AGREEMENT

10.1 Tenant covenants and agrees: (a) not to obstruct or interfere with the rights of other tenants, or injure or annoy them or those having business with them or conflict with them, or conflict with the fire laws or regulations, or with any insurance policy upon said Project or any part thereof, or with any statutes, rules or regulations now existing or subsequently enacted or established by the local, state or federal governments and Tenant shall be answerable for all nuisances caused or suffered on the Premises, or caused by Tenant in the Project, or on the approaches thereto; (b) not to place a load on any floor exceeding the floor load which such floor was designed to carry in accordance with the plans and specifications of the Project, and not to install, operate or maintain in the Premises any safe or heavy item of equipment except in such manner and in such location as Landlord shall prescribe so as to achieve a proper distribution of weight: (c) not to strip, overload, damage or deface the Premises, hallways, stairways, elevators, parking facilities or other public areas of the Project, or the fixtures therein or used therewith, nor to permit any hole to be made in any of the same; (d) not to suffer or permit any trade or occupation to be carried on or use made of the Premises which shall be unlawful, noisy, offensive, or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on the Project, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority; ( e) not to move any furniture or equipment into or out of the Premises except at such times and in such manner as

Landlord may from time to time designate, (f) not to place upon the interior or exterior of the Project, or any window or any part thereof or door of the Premises, any placard, sign, lettering, window covering or drapes, except such and in such place and manner as shall have been first approved in writing by Landlord, and to use Project standard signage on its suite entry door, which shall be installed at Tenant’s cost; (g) to park vehicles only in the area from time to time designated by Landlord; (h) to conform to all rules and regulations from time to time established by the appropriate insurance rating organization and to all reasonable rules and regulations from time to time established by Landlord, including those attached as Exhibit “C” hereto; (i) to be responsible for the cost of removal of Tenant’s bulk trash at time of move-in, during occupancy and move-out, (j) not to conduct nor permit in the Premises either the generation, treatment, storage or disposal of any hazardous substances and materials or toxic substances of any kind as described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901 et seq.), any regulations adopted under these acts, or any other present or future federal, state, county or local laws or regulations concerning environmental protection, and Tenant shall prohibit its assignees, sublessees, employees, agents and contractors (collectively, “Permitees”) from doing so and Tenant shall indemnify, defend and hold Landlord and its agents harmless from all loss, costs, foreseeable and unforeseeable, direct or consequential; damages; liability; fines; prosecutions; judgments; litigation; and expenses, including but not limited to, clean-up costs, court costs and reasonable attorneys’ fees arising out of any violation of the provisions of this Article by Tenant or its Permitees.

ARTICLE 11. ALTERATIONS

11.1 Tenant shall not paint the Premises or make any alterations, additions, or other improvements in or to the Premises or install any equipment of any kind that shall require any alterations or additions or affect the use of the Project’s water system, heating system, plumbing system, air-conditioning system, electrical system or other mechanical system, or install any telephone antennae on the roof, in the windows or upon the exterior of the Building without the prior written consent of Landlord. If any such alterations or additions are made by Tenant without Landlord’s consent, Landlord may correct or remove them and Tenant shall be liable for any and all costs and expenses incurred by Landlord in the correction or removal of such work. All plans and specifications for any such work shall be prepared by Tenant at Tenant’s expense and shall thereafter be submitted to Landlord for its review. All alterations and additions to the Premises shall be performed by Landlord, or Landlord’s contractor, unless Landlord shall otherwise agree in writing. If any alterations or additions are not, with Landlord’s consent, performed by Landlord or its contractor, Tenant shall nevertheless pay Landlord a fee of ten percent (10%) of the total cost of the work to be performed, payable five percent (5%) prior to the beginning of the work and the remaining five percent (5%) upon completion of the work. Such fee is to compensate Landlord for coordinating Tenant’s contractor’s use of the Project’s systems and for access to the electrical, mechanical and telephone closets, as necessary. As a further condition of Landlord’s consent to the use of Tenant as contractor, Tenant or Tenant’s contractor must evidence insurance coverage to include: (a) Worker’s Compensation Coverage and (b) Comprehensive General Liability and Property Damage insurance in the amount of not less than Two Million Dollars ($2,000,000.00) in the aggregate. All work with respect to such alterations and additions shall be done in a good and workmanlike manner and diligently prosecuted to completion to the end that Premises shall at all times be a complete unit except during the period necessarily required for such work. Tenant shall not permit a mechanic’s lien(s) to be placed upon the Premises, the Building or the Project as a result of any alterations or improvements made by it and agrees, if any such lien be filed on account of the acts of Tenant, promptly to pay the same. If Tenant fails to discharge such lien within ten (10) days of its filing, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien. Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any such lien, and all attorneys’ fees and other costs and expenses of Landlord incurred in defending any such action or in obtaining the discharge of such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith. Tenant hereby expressly recognizes that in no event shall it be deemed the agent of Landlord and no contractor of Tenant shall by virtue of its contract be entitled to assert any lien against the Premises, Building or Project. All alterations or additions shall become a part of the realty and surrendered to Landlord upon the expiration or termination of this Lease, unless Landlord shall at the time of its approval of such work require removal or restoration on the part of Tenant as a condition of such approval.

ARTICLE 12. HOLD HARMLESS

12.1 Landlord shall not be liable for any damage to, or loss of, property in the Premises belonging to Tenant, its employees, agents, visitors, licensees or other persons in or about the Premises, or for damage or loss suffered by the business of Tenant, from any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Project of which the Premises are a part, or from other sources. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant’s agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct, or by any act or neglect of third parties or of Tenant, Tenants agents, employees, invitees or visitors, or of any other tenant of the Project. Tenant covenants that no claim shall be made against Landlord by Tenant, or by any agent or servant of Tenant, or by others claiming the right to be in the Premises or in the Project through or under Tenant, for any injury, loss or damage to the Premises or to any person or property occurring upon the Premises from any cause other than the gross negligence of Landlord. In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of the loss or damage to any property of Tenant.

12.2 Tenant covenants and agrees to save Landlord and Landlord’s agents harmless and indemnified, and to defend Landlord and Landlord’s agents from all loss, damage, liability or expense of any kind including without limitation attorneys’ fees and court costs incurred, suffered or claimed by any person whomsoever, or for any damage or injury to any persons or property from any cause whatsoever, by reason of the use or occupancy by Tenant, its agents, employees, invitees or visitors of the Premises, or of the Project unless caused solely by the gross negligence of Landlord.

12.3 It is understood that employees of Landlord are prohibited as such from receiving any packages or other articles delivered to the Project for Tenant and that should any such employee receive any packages or articles, he or she in so doing shall be the agent of Tenant and not of Landlord.

12.4 The provisions of this Article 12 shall survive the expiration or sooner termination of the Term.

ARTICLE 13. LIEN ON TENANT’S PROPERTY

13.1 To protect Landlord in the event Tenant defaults hereunder, Tenant hereby grants to Landlord a continuing security interest for all Rent and other sums of money becoming due hereunder from Tenant, and upon all goods, wares, chattels, fixtures, furniture and other personal property of Tenant which are or may be located on the Premises and the proceeds thereof, none of which may be removed from the Premises without Landlord’s consent so long as any Rent or other such sum from time to time owed to Landlord hereunder remains unpaid. Tenant shall, on its receipt of a written request therefore from Landlord, execute such financing statements, continuation statements and other instruments as are necessary or desirable, in Landlord’s judgment, to perfect such security interest.

ARTICLE 14. INSURANCE

14.1 Tenant shall, at its cost and expense, obtain and maintain at all times during the Term, for the protection of Landlord and Tenant, Public Liability Insurance (Comprehensive General Liability or Commercial General Liability) including Contractual Liability Insurance, with a combined personal injury and property damage limit of not less than One Million Dollars ($1,000,000.00) for each occurrence and not less than Two Million Dollars ($2,000,000.00) in the aggregate, insuring against all liability of Tenant and its representatives arising out of and in connection with Tenant’s use or occupancy of the Premises. Landlord and Landlord’s agents shall be named as additional insureds.

14.2 Tenant shall, at its cost and expense, obtain and maintain at all times during the Term, fire and extended coverage insurance on the Premises and its contents, including any leasehold improvements made by Tenant in an amount sufficient so that no co-insurance penalty shall be invoked in case of loss.

14.3 Tenant shall increase its insurance coverage, as required, but not more frequently than each calendar year if, in the opinion of Landlord or any mortgagee of Landlord, the amount of public liability and/or property damage insurance coverage at that time is not adequate.

14.4 All insurance required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction where the Building is located. Such companies shall have a policyholder rating of at least “A” and be assigned a financial size category of at least “Class X” as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies. Each policy shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord on or before the Commencement Date, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

14.5 If any of Landlord’s insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises, and if Tenant fails to remedy the condition within forty-eight (48) hours after notice thereof, Landlord may at its option either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises from such entry.

14.6 All policies covering real or personal property which either party obtains affecting the Premises shall include a clause or endorsement denying the insurer any rights of subrogation or recovery against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant hereby waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered thereby assuming that any deductible shall be deemed to be insurance coverage.

ARTICLE 15. ASSIGNMENT & SUBLETTING

15.1 Tenant shall not assign, transfer, mortgage or encumber this Lease or sublet the Premises without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise without the prior written consent of Landlord, in any such case, such consent may be withheld in the sole and absolute subjective discretion of Landlord. In the event that Tenant desires to assign this Lease, sublet the Premises, or permit occupancy or use of the Premises or any part thereof by another party or parties, Tenant shall provide Landlord with thirty (30) days advance written notice of Tenant’s bona fide proposed assignment or subletting of all or any part of the Premises. Landlord shall have the right, at its option during said thirty (30) day period, to (a) release Tenant from this Lease for such space, (b) sublet all or any part of the Premises from Tenant at the same rental Tenant is paying Landlord, with the right to further sublease such space or (c) refuse to consent to Tenants assignment or subletting of such space and to continue this Lease in full force and effect as to the entire Premises. The consent by Landlord to any assignment, transfer, or subletting to any party other than Landlord shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall such assignment or subletting be construed to relieve Tenant from giving Landlord said thirty (30) day notice, nor from obtaining the consent in writing of Landlord to any further assignment or subletting (which consent may be withheld in the sole and absolute discretion of Landlord). In the event that Tenant defaults hereunder Tenant hereby assigns to Landlord any and all rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Without limiting the generality of the foregoing, if Landlord consents to an assignment or sublease pursuant to this Article 15, Landlord may condition its consent upon the entry by such transferee into an agreement (in form and substances satisfactory to Landlord) with Landlord, by which such transferee assumes all of Tenant’s obligations hereunder.

ARTICLE 16. LANDLORD’S RIGHT OF ACCESS

16.1 Landlord may, at any time during Tenant’s occupancy, during reasonable business hours enter either to view the Premises or to show the same to others, or to facilitate repairs to the Building, or to introduce, replace, repair, alter or make new or change existing connections from any fixtures, pipes, wires, ducts, conduits or other construction therein, or remove, without being held responsible therefore, placards, signs, lettering, window or door coverings and the like not expressly consented to by Landlord.

16.2 If Tenant shall carpet over the access panels of the under floor duct system in the floor of the Premises (if applicable), Landlord is hereby authorized and permitted to cut such carpeting to reach the ducts in such panels in order to make any necessary connections therefrom to service other parts of the Building. Landlord shall have the carpeting restitched in a workmanlike manner and Tenant agrees to promptly reimburse Landlord for the cost of such cutting and restitching upon demand therefore.

16.3 Landlord may, during the last sixty (60) days of the Term, enter the Premises free from hindrance or control of Tenant to show the Premises to prospective tenants at times which shall not unreasonably interfere with Tenant’s business. If Tenant shall vacate the Premises during the last month of the Term, Landlord shall have the unrestricted right to enter the same after Tenant’s moving to commence preparations for the succeeding tenant or for any other purpose whatsoever, without affecting Tenant’s obligation to pay Rent for the full Term.

ARTICLE 17. FIRE CLAUSE

17.1 In the event the Premises or any part thereof, the elevators, hallways, stairways or other approaches thereto, becomes damaged or destroyed by fire or other casualty from any cause so as to render said Premises and/or approaches unfit for use and occupancy, a just and proportionate part of the Rent according to the nature and extent of the damage or injury to said Premises and/or approaches, shall be suspended or abate until said Premises and/or approaches have been put in as good condition for use and occupancy as at the time immediately prior to such damage or destruction. Landlord shall proceed, at its expense and as expeditiously as may be practicable, to repair the damage unless, because of the substantial extent of the damage or destruction, Landlord should decide not to repair or restore the Premises or the Project, in which event and at Landlord’s sole option Landlord may terminate this Lease forthwith by giving Tenant a written notice of its intention to terminate within ninety (90) days after the date of the fire or other casualty. Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by Tenant, all of which shall be repaired, restored or replaced by Tenant.

17.2 Tenant shall immediately notify Landlord of any damage to the Premises caused by fire or any other casualty.

17.3 No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Project. Subject to the provisions of paragraph 17.1, Landlord shall diligently proceed to have such repairs made promptly.

ARTICLE 18. CONDEMNATION

18.1 This Lease shall be terminated and the Rent shall be abated to the date of such termination in either of the following events: (a) condemnation of the Premises, the Building or any part thereof by any competent authority under right of eminent domain for any public or quasi-public use or purpose; or (b) condemnation by competent authority under right of eminent domain for any public or quasi-public use or purpose of twenty-five percent (25%) or more of the Project in which the Premises are located. The forcible leasing by any competent authority of any portion of the Project other than the Premises shall have no effect upon this Lease. In case of any taking or condemnation, whether or not the Term shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. Tenant however, shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for fixtures and other equipment installed by it, but only if such awards shall be made by the court in addition to (and shall in no manner whatsoever reduce) the award made by it to Landlord for the land and improvements or part thereof so taken.

18.2 In the event of a temporary taking or condemnation of all or any part of the Premises for any public or quasi-public use or purpose, this Lease shall be unaffected and Tenant shall continue to pay in full Basic Rent and all Additional Rent payable for any such period. In the event of any such temporary taking, notwithstanding the provisions of paragraph 18.1, Tenant shall be entitled to claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term, and Landlord shall be entitled to appear, claim, prove and receive the portions of the award that represent the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term.

ARTICLE 19. DEFAULTS AND REMEDIES

19.1 It is hereby mutually agreed that: (a) if Tenant shall fail (i) to pay Rent or other sums which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefore, or (ii) to keep and perform each and every covenant, condition and agreement herein contained on the part of Tenant to be kept and performed; or (b) if Tenant shall abandon or evidence any intention to abandon all or any portion of the Premises; or (c) if the estate hereby created shall be taken by execution or other process of law; or (d) if Tenant shall (i) generally not pay Tenant’s debts as such debts become due, (ii) become insolvent, (iii) make an assignment for the benefit of creditors, (iv) file, be the entity subject to, or acquiesce in a petition in any court (whether or not filed by or against Tenant pursuant to any statute of the United States or any state and whether or not for a trustee, custodian, receiver, agent, or other officer for Tenant or for all or any portion of Tenant’s property) in any proceeding whether bankruptcy, reorganization, composition, extension, arrangement, insolvency proceedings, or otherwise then, and in each and every such case, from thenceforth and at all times thereafter, at the sole option of Landlord, Landlord may:

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefore; and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through the inability to relet the Premises or otherwise including any loss of Rent for the remainder of the Term.

(b) Terminate this Lease, in which event Tenant’s event of default should be considered a total breach of Tenant’s obligations under this Lease and Tenant immediately shall become liable for such damages for such breach, in an amount equal to the total of: (1) the costs of recovering the Premises; (2) the unpaid Rent earned as of the date of termination, plus interest thereof at a rate per annum from the due date equal to four percent (4%) over the Prime Rate, provided, however, that such interest shall never exceed the highest lawful rate; and (3) all other sums of money and damages owing by Tenant to Landlord. Tenant’s right of possession shall cease and terminate and Landlord shall be entitled to the possession of the Premises and may remove all persons and property therefrom and reenter the Lease without further demand of Rent or demand of possession of the Premises, either with or without process of law and without becoming liable to prosecution therefore, any notice to quit or intention to reenter being hereby expressly waived by Tenant.

(c) Declare the present worth (as of the date of such default) of the entire balance of Rent for the remainder of the Term to be due and payable, and collect such balances in any manner not inconsistent with applicable law. For the purpose of this paragraph 19.1, “present worth” shall be computed by discounting the entire balance to present worth at a discount rate equal to one (1) percentage point above the discount rate then in effect at the Federal Reserve Bank nearest the location of the Building.

(d) Pursue any combination of such remedies and/or other remedy available to Landlord on account of such default under applicable law.

In the event of any reentry or retaking of the Premises by landlord and/or any termination of this Lease by Landlord,’ Tenant shall nevertheless remain in all events liable and answerable for the Rent to the date of such retaking, reentry or termination and Tenant shall also be and remain answerable in damages for the deficiency or loss of Rent as well as all related expenses which Landlord may thereby sustain in respect to the balance of the Term, and, in such case, Landlord reserves full power, which is hereby acceded to by Tenant, to let said Premises for the benefit of Tenant, in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease, and such damages, related expenses, at the option of Landlord, may be recovered by it at the time of the retaking and reentry or in separate actions, from time to time, as Tenant’s obligation to pay Rent would have accrued if the Term had continued, or from time to time as said damages and related expenses shall have been made more easily ascertainable by reletting of the Premises, or such action by Landlord may, at the option of Landlord, be deferred until the expiration of the Term, in which latter event the cause of action shall not be deemed to have accrued until the date of the termination of the Term.

19.2 The provisions of this Article 19 are subject to the Bankruptcy laws of the United States of America and the Commonwealth of Kentucky which may, in certain cases, limit the rights of Landlord to enforce some of the provision of this Article in proceedings thereunder. To the extent that limitations exist by virtue thereof, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect. The provisions of this Article 19 shall be interpreted in a manner which results in a termination of this Lease in each and every instance, and to the fullest extent and at the earliest moment that such termination is permitted under the federal and state bankruptcy laws, it being of prime importance to Landlord to deal only with tenants who have, and continue to have, a strong degree of financial strength and financial stability.

19.3 All rents received by Landlord in any reletting after Tenant’s default shall be applied, first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises and in reletting the same (including brokerage fees), second to the payment of any costs and expenses incurred by Landlord, either for making the necessary repairs (including fitting up the space of such reletting) to the Premises or in curing any default on the part of Tenant of any covenant or condition herein made binding upon Tenant. Any remaining rent shall then be applied toward the payment of Rent due from Tenant, together with interest and penalties as defined in Paragraph 3.4, and Tenant expressly agrees to pay any deficiency then remaining. Landlord shall in no event be liable in any way whatsoever (nor shall Tenant be entitled to any set off) for Landlord’s failure to relet the Premises, and Landlord, at its option, may refrain from terminating Tenant’s right of possession, and in such case may enforce against Tenant the provisions of this Lease for the full Term.

19.4 In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of any attorney or collection agency the enforcement of all or any part of this Lease, the collection of any Rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord’s costs of collection and enforcement including reasonable attorneys’ fees, whether suit is actually filed or not.

ARTICLE 20. SUBORDINATION CLAUSE

20.1 This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust or other encumbrance(s) which may now or which may at any time hereafter be made upon the Project of which the Premises is a part or any portion thereof, or upon Landlord’s interest therein. This clause shall be self operative, and no further instrument of subordination shall be required to effect the subordination of this Lease. Nonetheless, in confirmation of such subordination, tenant shall execute and deliver such further instrument(s)

subordinating this Lease to the lien of any such mortgage or deed of trust or any other encumbrance(s) as shall be desired by any mortgagee or party secured or proposed to secured thereby, and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument(s) for Tenant. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the Premises or Project, Tenant shall be bound to the transferee at the option of the transferee, under the terms, covenants and conditions of this Lease for the remaining Term, including any extensions or renewals, with the same force and effect as if the transferee were Landlord under this Lease, and, if requested by such transferee, Tenant agrees to attorn to the transferee as its Landlord. The holder of any mortgage or deed of trust encumbering the Project shall have the right, unilaterally, at any time to subordinate fully or partially its mortgage or deed of trust or other security instrument to this Lease on such terms and subject to such conditions as such holder may consider appropriate in its discretion. Upon request Tenant shall execute and deliver an instrument confirming any such full or partial subordination.

ARTICLE 21. SURRENDER OF POSSESSION

21.1 Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises and all keys, gate cards, parking passes, security cards, and locks connected therewith to Landlord in good order and repair (ordinary wear and tear expected). Subject to the provisions of Article 11, any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Premises: (i) shall, immediately upon the completion of the installation thereof, be and become Landlord’s property without payment therefore by Landlord, and (ii) shall be surrendered to Landlord upon the expiration or earlier termination of the Term, except that any machinery, equipment or fixtures installed by Tenant and used in the conduct of the Tenant’s trade or business (rather than to service the Premises or any of the remainder of the Building or the Project generally) and all other personalty of tenant shall remain Tenant’s property and shall be removed by Tenant upon the expiration or earlier termination of the Term, and Tenant shall promptly thereafter fully restore any of the Premises or the Building damaged by such installation or removal thereof. A fee of Twenty-five and 00/100 Dollars ($25.00) shall be charged for each parking pass and security card not returned to Landlord.

ARTICLE 22. TENANT HOLDING OVER

22.1 If Tenant or any person claiming through Tenant shall not immediately surrender possession of the Premises at the expiration or earlier termination of the Term, Landlord shall be entitled to recover compensation for such use and occupancy at one hundred fifty percent (150%) of the Basic Rent and Additional Rent payable hereunder just prior to the expiration or earlier termination of the Term. Landlord shall also continue to be entitled to retake or recover possession of the Premises as herein before provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any loss or damage it may sustain by reason of Tenant’s failure to surrender possession of the Premises immediately upon the expiration or earlier termination of the Term. Tenant hereby agrees that all the obligations of Tenant and all rights of Landlord applicable during the Term shall be equally applicable during such period subsequent occupancy.

ARTICLE 23. ESTOPPELS

23.1 Tenant shall, without charge therefore, at any time and from time to time, within five (5) days after request by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, assignee of a mortgagee, or any purchaser of the Project, or any other person designated by Landlord, as of the date of such estoppel certificate: (a) that Tenant is in possession of the Premises; (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing any setoffs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (d) the amount of the Basic Rent and the dates through which Basic Rent and Additional Rent have been paid, (e) that Tenant has no knowledge of any such uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (f) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge specifying the same in detail); (g) the amount of any Security Deposit held by Landlord; and (h) such reasonable other information requested by Landlord, such mortgagee, assignee of such mortgagee, such purchaser or such other person. Failure to deliver the certificate within five (5) days after request by Landlord shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the five (5) days after requested by Landlord, then by such failure Tenant shall irrevocably constitute and appoint Landlord as its attorney-in-fact to execute and deliver the certificate to any third party.

ARTICLE 24. MISCELLANEOUS

24.1 The term “Tenant” shall include legal representatives, successors and permitted assigns. All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the Project through or under Tenant.

24.2 If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

24.3 Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, wherever the context shall require. It is also agreed that no specific words, phrases or clauses herein used shall be taken or construed to control, limit or cut down the scope or meaning of any general words, phrases or clauses used in connection therewith.

24.4 No waiver or breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

24.5 Notwithstanding anything to the contrary contained in this Lease, Tenant shall look only to Landlord’s ownership in the Project for satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of the partners or principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or the enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, its partners or its principals, or their respective heirs, legal representatives, successors and assigns on account of this Lease or any covenant, undertaking, or agreement to Landlord contained herein. If any provision of this Lease either expressed or implied obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance shall be Tenant’s sale right and remedy in any dispute as to whether Landlord has breached such obligation.

24.6 TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FOR IN THIS LEASE.

24.7 This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; it being understood that the term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, or the lessee for the time being of the Building, so that in the event of any sale or sales of the Building or of any lease thereof or if the mortgagee shall take possession of the Premises, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the lessee or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in Article 15 hereof.

24.8 It is understood and agreed by and between the parties hereto that this Lease contains the final and entire agreement between said parties, and that they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

24.9 Every agreement contained in this Lease is, and shall be construed as a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Lease, the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

24.10 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord.

24.11 The submission of this Lease to Tenant shall not be construed as an offer nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers same to Tenant.

24.12 If, in connection with obtaining financing for the Project (including syndications or sale/leasebacks), any lender or ground lessor shall request modifications to this Lease as a condition for such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect either the leasehold interest hereby created or Tenant’s use and enjoyment of the Premises.

24.13 A maximum weight of one hundred (100) pounds per square feet is the floor load capacity for the Building and Tenant is responsible for compliance.

24.14 All times, whenever stated in this Lease, are declared to be of the essence of this Lease.

24.15 Each separate suite occupied by Tenant hereunder shall, at Tenant’s option, participate in and be equipped with a positive electronic monitoring devise (the “Security System”). Tenant shall, as additional Rent, pay to Landlord in addition to Basic Rent when due and payable, the amount charged for the monitoring and servicing of the Security System, as such amount may be charged by Landlord from time to time.

ARTICLE 25. BROKERS

25.1 Tenant represents and warrants that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent except for N/A in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall indemnify, defend and hold Landlord harmless from and against any costs (including, out not limited to, court costs and attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent other than those listed above in this paragraph 25.1 with respect to this Lease which arises out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker.

ARTICLE 26. NOTICES AND DEMANDS

26.1 All notices required or permitted hereunder shall be deemed to have been given if mailed in any United States Post Office by certified or registered mail, postage prepaid, return receipt requested, addressed to Landlord or Tenant respectively, at the following addresses or to such other addresses as the parties hereto may designate to the other in writing from time to time:

LANDLORD	TENANT

ATMA INVESTMENTS, LLC	RAAM GLOBAL ENERGY COMPANY
1537 Bull Lea Road, Suite 200	1537 Bull Lea Road, Suite 200
Lexington, Kentucky 40511-1200	Lexington, Kentucky 40511-1200

26.2 Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs or summons, or other legal documents or process, in any suit, action or proceeding which Landlord may undertake under this Lease.

ARTICLE 27. QUIET ENJOYMENT

27.1 Landlord covenants and agrees that upon Tenant paying the Rent and any other charges due and payable and observing and performing all the term, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and to any mortgages and deeds of trust hereinbefore mentioned.

ARTICLE 28. WAIVER OF TRIAL BY JURY

28.1 LANDLORD AND TENANT EACH AGREE TO AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, AND ANY STATUTORY REMEDY.

ARTICLE 29. GOVERNING LAW

29.1 This Lease shall be construed and governed by the laws of the state in which the Premises are located. Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of said state, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties hereto as though the said provision had never been included.

ARTICLE 30. PARKING

30.1 While Tenant is occupying the Premises and is not in default under the terms of this Lease, Tenant shall have the right to lease twenty (20) parking spaces in the Building’s parking lot, subject to rules and regulations promulgated from time to time by Landlord. Tenant agrees to, as Additional Rent, pay to Landlord for such parking the then prevailing rate for monthly parking charged in the parking lot, which monthly parking rental shall be paid on or before the first day of each calendar month during the Term and may be adjusted from time to time, upon at least thirty (30) days prior written notice to Tenant, to reflect any increase in the prevailing rate for monthly parking. Tenant shall be entitled only to that number of spaces of the total allocated above that Tenant has agreed to accept on the lease execution date and has paid for on or prior to the Commencement Date. Any spaces not so agreed to and paid for will be obtainable in the future only on an as-available basis at the sole discretion of Landlord. Nothing herein contained shall be construed to grant to Tenant any estate in real property nor the exclusive right to a particular parking space, but rather as a license only. At such time and under such circumstances as Landlord deems appropriate, Landlord may rearrange assigned parking spaces or may eliminate assigned space altogether and may provide attendant parking or such other system or management of parking as it deems necessary or desirable.

ARTICLE 31. ADDENDA

31.1 Exhibit A “Floor Plan”, Exhibit A-I “Building Standard Workletter”, Exhibit B “Confirmation of Lease”, Exhibit C “Rules and Regulations”, and Exhibit D “Cleaning Specifications” are attached hereto and made a part hereof.

ARTICLE 32. SUBLEASE

32.1 This is a Sublease and Landlord’s interest in the Premises is as the tenant under an underlying lease between the Commonwealth of Kentucky, for the use and benefit of the University of Kentucky, as lessor, and Century Oil Company, as lessee, dated March 24, 1999, to which lease reference is hereby made as if the same were herein set forth at length, which lease including, without limitation, all Exhibits thereto is hereinafter referred to as the “Prime Lease”. Century Oil Company assigned all of its right, title and interest in and to the Prime Lease to Landlord by that certain Assignment and Assumption of Lease and Release dated January 1, 2001.

32.2 This Lease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease contained (other than any option given by the Prime Lease) shall be applicable to this Lease with the same force and effect as if Landlord were the lessor under the Prime Lease and Tenant were the lessee thereunder; and in case of any breach thereof by Tenant, Landlord shall have all the rights against Tenant as would be available to the lessor against the lessee under the Prime Lease if such breach were by the lessee thereunder.

32.3 Tenant shall not do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the lessor under the Prime Lease, and Tenant shall indemnify and hold Landlord harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Tenant by reason of which the Prime Lease may be terminated or forfeited.

32.4 Tenant represents that it has read and is familiar with terms of the Prime Lease.

IN WITNESS WHEREOF, Landlord has hereunto set its hand and seal, or has caused its name to be hereunto subscribed and Tenant has hereunto set its hand and seal, or has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed and attested by its duly authorized officers, as the case may be, as of the day and year first above written.

WITNESS OR ATTEST:	LANDLORD

ATMA INVESTMENTS, LLC

	By:	/s/ Howard A. Settle
Howard A. Settle, Manager

WITNESS OR ATTEST:	TENANT

RAAM GLOBALENERGY COMPANY

	By:	/s/ Jeff T. Craycraft
Jeff T. Craycraft, Vice President & CFO

EXHIBIT A

FLOOR PLAN

EXHIBIT A-1

BUILDING STANDARD IMPROVEMENTS

Landlord will provide, at its sole cost and expense, unlimited quantities of the following Building Standard items for office space erected at the Building. Any additional costs of design, construction, operation or maintenance which result from Tenant’s deviation from the Building Standard improvements will be charged to Tenant.

PARTITIONS: Interior partitioning shall be supplied on an unlimited basis. Interior partitions will be constructed of two and one-half (2 1/2) inch steel studs and one-half ( 1/2) inch gypsum wallboard to an 8’4” finished ceiling height. Partitions which divide the Premises from adjacent tenant space and public areas will be constructed of one-half inch gypsum wall board on two and one-half (2 1/2) inch steel studs with sound attenuation insulation. All interior, corridor, and one demising partition will be charged against the above partition allowance.

PAINTING: A color chart of Building Standard colors will be available for Tenant’s selection. Paint standard shall be two coats flat finish, matching trim, one color per room.

DOORS: An unlimited quantity of full height solid core interior doors with brushed stainless steel hardware painted to complement interior color choices. One (1) full height glass entrance door will be provided.

EXTERIOR DOOR LETTERING: Building Standard identification will be provided on the Building.

FLOOR COVERING: Building Standard carpet will be provided throughout the Premises. Tenant may select colors from color samples provided by Landlord or Tenant may elect a maximum credit of $1.50 per useable square foot for the purchase and installation of floor coverings. Credit shall be given only for carpeting actually installed and is subject to verification by Landlord. .

CEILING: Building Standard ceiling shall be 2’ x 2’ acoustical tile. Finished ceiling height will be 8’4”.

WINDOWS: Exterior windows will be fixed and glazed with reflective insulated glass. Building Standard louver vertical blinds will be provided at all exterior windows and will remain uniform in color throughout the Building.

LIGHTING: Fully recessed 2’ x 2’ light fixtures with glare reducing parabolic lens will be furnished on an unlimited basis.

ELECTRICAL AND TELEPHONE OUTLETS: 110 Volt duplex electrical wall outlets on interior partitions will be provided on an unlimited basis. Single pole electrical wall switches will be provided for each room. Telephone wall outlets will be provided by Landlord. Tenant shall be responsible for all aspects of telephone installation.

HEATING AND COOLING SYSTEM: Landlord will provide heating and cooling during normal office hours as set forth in the Lease, utilizing Tenant controlled variable air volume force air system through ceiling supply and return grills. Any excess capacity, special controls or exhaust required by Tenant shall be provided by Landlord at Tenant’s expense.

SPRINKLER SYSTEM: Landlord will provide concealed fire protection in accordance with applicable fire codes.

DESIGN SERVICES: Landlord will provide a preliminary space plan and one revision, if required. Costs resulting from changes to the preliminary space plan shall be borne by Tenant. Upon Tenant’s approval of the preliminary space plan, which approval requires Tenant’s date of acceptance of said preliminary space plan and signature, Landlord will provide reproducible sets of construction documents including mechanical plans sufficient to meet all applicable government and regulatory building code requirements.

No credit shall be given or trade off issued for any unused allowances.

EXHIBIT B

CERTIFICATE CONFIRMING LEASE COMMENCEMENT DATE

This Certificate Confirming the Lease Commence Date is attached to and made a part of the Lease Agreement dated the 1st day of June, 2005, by and between ATMA INVESTMENTS, LLC, as Landlord, and RAAM GLOBAL ENERGY COMPANY, as Tenant.

The lease commencement date is January 1, 2011.

The lease termination date is December 31, 2015.

WITNESS OR ATTEST:	LANDLORD

ATMA INVESTMENTS, LLC

	By:	/s/ Howard A. Settle
Howard A. Settle, Manager

WITNESS OR ATTEST:		TENANT

RAAM GLOBALENERGY COMPANY

	By:	/s/ Jeff T. Craycraft
Jeff T. Craycraft, Vice President & CFO

EXHIBIT C

RULES AND REGULATIONS

1.	Landlord agrees to furnish Tenant with keys without charge. Additional keys shall be furnished at a nominal charge. Tenant shall not change locks or install additional locks on doors without the prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys without the prior approval of Landlord. All keys to the Premises shall be surrendered to Landlord upon termination of this Lease.

2.	Tenant shall refer all contractor’s representatives and installation technicians rendering any service for Tenant at the Premises to Landlord before performance of any contractual service. Tenant’s contractors and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises or Project including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises or Project.

3.	Tenant shall not any time occupy any part of the Premises or Project as sleeping or lodging quarters.

4.	Tenant shall not place, install or operate on the Premises or in any part of the Building any engine, stove or machinery, conduct mechanical operations, cook thereon or therein or place or use in or about the Premises or Project any explosives, gasoline, kerosene, oil, acids, caustics, flammable explosives or hazardous material without the written consent of Landlord.

5.	Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or the Project regardless of whether or not such loss occurs when the area is locked against entry.

6.	No dogs, cats, fowl or other animals shall be brought into or kept in or about the Premises or Project.

7.	Employees of Landlord shall not receive or any carry messages for or to any Tenant or other person nor shall they render free or paid services to any Tenant, its agents, employees or invitees.

8.	None of the parking lot, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be locked or obstructed with any rubbish, litter, trash or material of any nature which would be placed, emptied or thrown into these areas by Tenant’s agents, employees or invitees at any time.

9.	The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. Any damage resulting to them from misuse or by the defacing of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10.	No person shall disturb occupants of the Building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any other unreasonable use.

11.	Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

12.	Tenant, its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Tenant shall furnish Landlord within five (5) days after taking possession of the Premises state automobile license numbers of all Tenants’ vehicles. Tenant shall notify Landlord of any changes within five (5) days after such change occurs. Tenant shall not leave any vehicle at the Project in a state of disrepair including without limitation, flat tires, out of date inspection stickers or license plates. If Tenant, its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicle at Tenant’s expense.

13.	Parking in the parking lot shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate Tenant’s right to use the parking lot and subject the vehicle in violation to removal and/or impoundment. No termination of parking privileges or removal of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant’s right to possession of the Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where “No Parking” signs are posted, on ramps in cross hatched areas and in other areas as may be designed by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damages to vehicles or persons is assumed by the owner of the vehicle or its driver.

14.	Movement of furniture or office supplies and equipment, in or out of the Building, dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and carried out in the manner agreed to between Tenant and Landlord by prearrangement. Such prearrangement will include determination by Landlord of time, method and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall indemnify Landlord against all risks and claims of damage to person and property arising in connection with any said movement.

15.	Landlord shall not be liable for any damages from the storage of elevators for necessary or desirable repairs or improvements or delays of any sort in connection with the elevator service.

16.	Tenant shall not lay floor covering within the Premises without written approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17.	Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Project.

18.	Landlord reserves the right to exclude from the Building or Project between the hours of 6:00 p.m. and 8:00 a.m. on weekdays and at all hours on Saturday, Sunday and holidays recognized by the U.S. Government, all persons who are not known to the Building or Project security personnel and who do not present a pass signed by Tenant. Tenant shall be responsible for all persons for whom it supplies a pass.

19.	It is Landlord’s desire to maintain in the Building or Project the highest standard of dignity and good taste consistent with comfort and convenience for all Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated.

20.	Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

EXHIBIT D

CLEANING SPECIFICATIONS

General Cleaning Night Services

1.	Nightly

•	Dust sweep flooring with specially treated cloths to insure dust-free floors.

•	Wash Atrium flooring in building entrance and loading areas.

•	Vacuum carpeted areas and rugs four (4) nights each week and move light furniture other than desks, file cabinets, etc.

•	Empty and clean wastepaper baskets, receptacles, etc.; damp dust as necessary.

•	Remove wastepaper and waste materials to a designated area in the Premises, using special janitor carriages. Waste or rubbish bags shall be supplied by Landlord.

•	Dust and wipe clean furniture, fixtures, desk equipment, telephones and window sills with specially treated cloths.

•	Dust baseboards, chair rails, trim, louvers, pictures, charts, doors, etc. within reach.

•	Wash drinking fountains and coolers.

•	Keep service closet rooms in clean and orderly condition.

2.	Office Areas Periodic Cleaning

•	Remove finger marks from metal partitions and other similar surfaces as necessary.

•	Spot shampoo Tenant’s space as necessary.

•	Wipe glass furniture tops, removing stains, etc.

3.	Office Areas High Dusting

•	Do high dusting every two months which includes the following:

•	Tops of blackboards, graphs and similar wall hangings not reached in nightly cleaning.

•	Dust venetian blinds.

•	Dust window frames.

•	Dust vertical surfaces such as partitions, ventilating louvers, etc. not reached in nightly cleaning.